UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2018

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
As previously disclosed, on January 31, 2018, Northern Oil and Gas, Inc. (“we,” us,” “our” and the “Company”) entered into an agreement (the “Exchange Agreement”) with holders (the “Supporting Noteholders”) of approximately $497 million, or 71%, of the aggregate principal amount of the Company’s outstanding 8.000% Senior Notes due 2020 (the “Outstanding Notes”), pursuant to which the Supporting Noteholders have agreed to exchange all of the Outstanding Notes held by each such Supporting Noteholder for approximately $155 million of the Company’s common stock, par value $0.001 (the “Common Stock”), and approximately $344 million in aggregate principal amount of new senior secured second lien notes due 2023 (the “Second Lien Notes”) (such proposed exchange, the “Exchange Transaction”). The closing of the Exchange Transaction is conditioned upon, among other things, upon the Company raising at least $156 million in equity.
On November 1, 2017, the Company entered into a first lien term loan credit agreement (the “Term Loan Credit Agreement”) with TPG Specialty Lending, Inc., as administrative agent and collateral agent (in such capacities, the “Agent”), and the lenders thereunder (the “Term Loan Lenders”). The Term Loan Credit Agreement provides for the issuance of an aggregate principal amount of up to $500 million in term loans to us, consisting of (i) $300 million in initial term loans that were made on November 1, 2017, (ii) $100 million in delayed draw term loans available to us, subject to the satisfaction of certain conditions precedent described therein, for a period of 18 months from November 1, 2017, and (iii) up to $100 million in incremental term loans on an uncommitted basis and subject, among other things, to one or more lenders agreeing in the future to make such loans. Amounts borrowed and repaid under the Term Loan Credit Agreement may not be reborrowed. The term loan facility provided by the Term Loan Credit Agreement matures on November 1, 2022.
On March 18, 2018, at our request and to facilitate the Equity Raise and the Exchange Transaction, the Agent and the Term Loan Lenders entered into a waiver and amendment (the “Amendment”) of the Term Loan Credit Agreement pursuant to which the Term Loan Lenders agreed to waive the mandatory prepayment of the term loans that the Term Loan Lenders would otherwise be entitled to under the Term Loan Credit Agreement as a result of the Equity Raise to the extent the net proceeds are not reinvested in the acquisition or development of oil and gas properties constituting proved reserves within 90 days. Pursuant to the terms of the Amendment, the Company agreed to draw $60 million in delayed draw term loans (the “Additional Term Loan”) not later than June 8, 2018.
The foregoing summary is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above regarding the Term Loan Credit Agreement is incorporated by reference into this Item 2.03.
Cautionary Note Regarding Forward-Looking Statements
Information included in this Current Report on Form 8-K may contain forward-looking statements that involve risks and uncertainties regarding future events and future results that are subject to the safe harbors created under the Securities Act and the Exchange Act, including statements regarding the expected terms of the Exchange Transaction and the other transactions contemplated by the Exchange Agreement. When used in this Current Report on Form 8-K, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. There can be no assurance that all or any portion of the aforementioned transactions will be consummated on the terms summarized herein or at all, including, without limitation, the Company’s ability to successfully obtain shareholder approval and complete the Equity Raise and the Exchange Transaction. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC and other factors discussed in this Form 8-K.
Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this Form 8-K. The Company undertakes no obligation to update any of the forward-looking statements made in this Form 8-K, whether as a result of new information, future events, changes in expectations or otherwise.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to Credit Agreement, by and among Northern Oil and Gas, Inc., the lenders party thereto and TPG Specialty Lending, Inc., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2018	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary